                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                              JURISDICTION OF
                         SUBSIDIARY                            INCORPORATION
                         ----------                           ---------------
Sonoma Resource de Argentina S.A.                                Argentina